Exhibit 10.1

JOINDER AGREEMENT

MAY 8, 2017

Reference is hereby made to that certain Agreement and Plan of Merger, dated as of May 8, 2017 (the “Merger Agreement”), by and between Sinclair Broadcast Group, Inc., a Maryland corporation (“Parent”), and Tribune Media Company, a Delaware corporation (the “Company”). Unless otherwise defined herein, terms used herein shall have the meanings given to them in the Merger Agreement.

WHEREAS, the Merger Agreement provides that promptly following the execution and delivery thereof, Parent shall form a new wholly owned subsidiary as a Delaware corporation and Parent shall cause such entity to, and such entity shall, sign a joinder agreement to the Merger Agreement and be bound thereunder; and

WHEREAS, the undersigned, Samson Merger Sub Inc., a Delaware corporation (“Merger Sub”), was duly incorporated by Parent on May 8, 2017.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants, representations, warranties and agreements set forth in the Merger Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, Merger Sub hereby agrees that it is and shall be deemed to be for all purposes, a party to the Merger Agreement, and is and shall be bound by all of the terms and conditions of the Merger Agreement applicable to Merger Sub, effective as of the date hereof, as if it were an original signatory thereto.

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IN WITNESS WHEREOF, Merger Sub has executed this Agreement as of the date set forth above and agrees to be bound by the terms of the Merger Agreement applicable to Merger Sub.

Samson Merger Sub Inc.

By:	/s/ Christopher Ripley
Name:	Christopher Ripley
Title:	Chief Executive Officer